Exhibit 99.1
FOR IMMEDIATE RELEASE

Evergy Appoints David A. Campbell as President, Chief Executive Officer and Board Member

Campbell Brings Decades of Results-oriented Leadership, Demonstrated Financial and Operational Acumen and a Deep Knowledge of Utility Industry Dynamics

Kansas City, MO – December 8, 2020 – Evergy, Inc. (NYSE: EVRG) today announced that its Board of Directors has unanimously appointed David A. Campbell as President and Chief Executive Officer and a Director of Evergy, effective January 4, 2021. Campbell succeeds Terry Bassham, who previously announced his intention to retire from the Company. Bassham will remain Evergy’s President, CEO and member of the board until Campbell joins the Company.

“David is a proven leader with a track record of operational and financial success. His deep understanding of our industry and his ability to work with and balance the interests of all stakeholders, makes him our first and best choice to lead Evergy at this pivotal time.” said Mark Ruelle, Evergy Board Chair and Chair of the Search Committee. “David’s appointment is the culmination of a comprehensive national search that included many highly qualified internal and external candidates. The Search Committee focused on identifying a proven leader with deep industry experience, who has a strong reputation for having led value-building transformations and one who understands Evergy and its importance to the communities we serve. In David, we have found that leader.”

Campbell, 52, has served as Executive Vice President and Chief Financial Officer of Vistra Corporation, a multi-state electricity generation and retail electric provider headquartered in Dallas, Texas. Campbell’s focus at Vistra has included the company’s portfolio transformation, the announcement of the company’s greenhouse gas reduction targets, and the articulation of the company’s capital allocation strategy and long-term fundamental outlook. During his tenure, the Vistra team delivered at the high-end of its 2019 guidance and recently raised its 2020 outlook to the top end of the prior guidance range.

In addition to his strong performance at Vistra, Campbell has been successful in multiple leadership roles. As CEO of Sharyland, Campbell successfully navigated complex regulatory dynamics and won support for an asset swap with Oncor that resulted in a rate reduction for Sharyland’s customers, who otherwise faced higher rates due to Sharyland’s rural service territory. Prior to that, as CEO of Luminant, the largest power generator in Texas, Campbell oversaw coal and nuclear operations that consistently achieved top decile performance in capacity factors and top quartile or top decile performance in costs relative to industry benchmarks. As CFO of TXU Corp., Campbell was part of the senior leadership team that led the company’s financial and operational turnaround from 2004-2007, achieving the top performance in the S&P 500 Utilities Index.

“Evergy has a talented and capable leadership team, a steadfast commitment to serving customers and communities, and a strong track record as an emissions-free energy supplier,” said Campbell. “Evergy’s Board and management team have carefully developed and embarked on a high-performance strategic plan that contains the right elements to accelerate growth and provide tangible benefits for all the Company’s stakeholders. I join Evergy with a shared drive

FOR IMMEDIATE RELEASE
and commitment to provide customers with clean, affordable, reliable and secure energy to power their lives, while driving sustainable, superior value for shareholders. I look forward to working alongside the team to ensure that together we realize the potential Evergy has for continued success and growth.”

In August 2020, Evergy announced its Sustainability Transformation Plan (STP), a five-year strategic plan to deliver increased value for Evergy shareholders and benefit Evergy customers through additional cost reductions, improved grid reliability and security, enhanced customer experience and further accelerate Evergy’s transition to clean energy. The STP is expected to move Evergy to a top-quartile electric utility with 6% to 8% growth in earnings per share through 2024, and without dilution from having to issue additional equity.

Since August, Evergy has continued to work with stakeholders to draft and gain support for enabling legislation to facilitate accelerated decarbonization. The Company has begun conducting STP workshops to educate and gather feedback from our regulatory commissioners and stakeholders. Moreover, Evergy has continued to reduce costs, with full-year 2020 non-fuel operations and maintenance expense expected to be approximately $100 million or 8-10% below a year ago.

“Over the past four months, we have made considerable progress on the early stages of the STP implementation and continue to receive positive feedback from many stakeholders,” said Paul Keglevic, member of the Search Committee and Co-Chair of the Board’s Strategic Review and Operations Committee that oversaw the development of the STP. “It was my pleasure to work with David for six years earlier in our careers. I've personally seen him execute challenging plans in difficult circumstances and environments. He is a natural leader who was well-respected internally and externally. His leadership and execution skills will serve Evergy well as we further advance our STP.”

Ruelle concluded, “Terry’s leadership and the culture he built have put the company on a strong, sustainable track for continued success. Terry has had a long and distinguished career as a utility executive, board member and colleague. We are grateful for his commitment to ensure a seamless transition and wish him well in his well-deserved retirement.”

2020 Outlook Affirmed

Evergy also today reaffirmed its previously announced 2020 earnings guidance. As disclosed in its third quarter 2020 earnings results, Evergy narrowed 2020 GAAP EPS guidance to the upper end of the range of $2.58 to $2.73 and adjusted EPS guidance of $2.95 to $3.10.

FOR IMMEDIATE RELEASE
About Evergy, Inc.

Evergy, Inc. (NYSE: EVRG) serves approximately 1.6 million customers in Kansas and Missouri. We were formed in 2018 when long-term local energy providers KCP&L and Westar Energy merged. We are a leader in renewable energy, supplying nearly half of the power we provide to homes and businesses from emission-free generation. We support our local communities where we live and work and strive to meet the needs of customers through energy savings and innovative solutions.

Forward Looking Statements

Statements made in this press release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to our strategic plan, including, without limitation, those related to earnings per share, dividend, operating and maintenance expense and capital investment goals; the outcome of legislative efforts and regulatory and legal proceedings; future energy demand; future power prices; plans with respect to existing and potential future generation resources; the availability and cost of generation resources and energy storage; target emissions reductions; and other matters relating to expected financial performance or affecting future operations. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Evergy, Inc., Evergy Kansas Central, Inc. and Evergy Metro, Inc. (collectively, the Evergy Companies) are providing a number of risks, uncertainties and other factors that could cause actual results to differ from the forward-looking information. These risks, uncertainties and other factors include, but are not limited to: economic and weather conditions and any impact on sales, prices and costs; changes in business strategy or operations; the impact of federal, state and local political, legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, securitization and restructuring of the electric utility industry; decisions of regulators regarding, among other things, customer rates and the prudency of operational decisions such as capital expenditures and asset retirements; changes in applicable laws, regulations, rules, principles or practices, or the interpretations thereof, governing tax, accounting and environmental matters, including air and water quality and waste management and disposal; the impact of climate change, including increased frequency and severity of significant weather events and reduced demand for coal-based energy; prices and availability of electricity in wholesale markets; market perception of the energy industry and the Evergy Companies; the impact of the Coronavirus (COVID-19) pandemic on, among other things, sales, results of operations, financial condition, liquidity and cash flows, and also on operational issues, such as the availability and ability of our employees and suppliers to perform the functions that are necessary to operate the Evergy Companies; changes in the energy trading markets in which the Evergy Companies participate, including retroactive repricing of transactions by regional transmission organizations and independent system operators; financial market conditions and performance, including changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; the transition to a replacement for the London Interbank Offered Rate (LIBOR) benchmark interest rate; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of

FOR IMMEDIATE RELEASE
terrorist acts, including cyber terrorism; ability to carry out marketing and sales plans; cost, availability, quality and timely provision of equipment, supplies, labor and fuel; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays and cost increases of generation, transmission, distribution or other projects; the Evergy Companies’ ability to manage their transmission and distribution development plans and transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility, including environmental, health, safety, regulatory and financial risks; workforce risks, including those related to increased costs of, or changes in, retirement, health care and other benefits; disruption, costs and uncertainties caused by or related to the actions of individuals or entities, such as activist shareholders or special interest groups, that seek to influence our strategic plan, financial results or operations; the possibility that strategic initiatives, including mergers, acquisitions and divestitures, and long-term financial plans, may not create the value that they are expected to achieve in a timely manner or at all; difficulties in maintaining relationships with customers, employees, regulators or suppliers; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed from time to time in current, quarterly and annual reports filed by the Evergy Companies with the Securities and Exchange Commission (SEC). Reports filed by the Evergy Companies with the SEC should also be read for more information regarding risk factors. Each forward-looking statement speaks only as of the date of the particular statement. The Evergy Companies undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Contact:
Gina Penzig
Manager, External Communications
Phone: 785-575-8089
Gina.Penzig@evergy.com
Media line: 888-613-0003

Investor Contact:
Cody VandeVelde
Director, Investor Relations
Phone: 785-575-8227
Cody.VandeVelde@evergy.com